UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2009
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:
ITEM 8.01. Other Events.
On March 31, 2009 and April 1, 2009, the Registrant issued press releases regarding its voluntary recall of bulk packaged and small packaged items of Fisher brand and Flavor Tree brand roasted salted inshell pistachios as a precautionary measure because the product may be contaminated with salmonella. Additionally, the Registrant issued pistachio recall notices covering other roasted salted inshell pistachio items to five major customers and many small customers. The Registrant’s recall was a follow-up to the voluntary recall of roasted shelled and inshell pistachios announced by Setton Pistachio of Terra Bella, Inc., a supplier to the Registrant, on March 31, 2009. The Registrant believes that the retail value of the inshell pistachios, which have been shipped to customers during the recall period and are currently in the market place, is approximately $2.5 million. The potential financial impact of other aspects and consequences of the recall, including the cost of retrieval, return and disposal of the Registrant’s products impacted by the recall, is unknown.
This voluntary recall is in line with United States Food & Drug Administration recommendations, and the Registrant has removed and isolated all of the Registrant’s products impacted by the recall within its existing inventory which has a cost of approximately $0.5 million.
The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
     The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
April 2, 2009	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release dated March 31, 2009.

99.2	Press Release dated April 1, 2009.